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                                                                  Exhibit 10.186

                        KEVIN B. CHRISTENSEN, CHARTERED

KEVIN B. CHRISTENSEN                                    Telephone (702) 255-1718
--------------------      7440 W. Sahara Avenue               Fax (702) 255-0871
LAURA J. WOLFF           Las Vegas, Nevada 89117       Email: KBChrislaw@aol.com
EVAN L. JAMES                                                  ___________
DARYL E. MARTIN                                  Gia McGillxxxx, Legal Assistant


     Via Facsimile and Regular Mail
     ------------------------------

     March 26, 2002

     Victor A. Pollak,                       McDonald, Carrano Law Firm
     Fabian & Clendenin                      Attn: Andy Gabriel, Esq.
     215 So. State Street, 12th Floor      2300 W. Sahara Ave., Suite 1000
     PO Box 510210                           Las Vegas, NV 89102
     Salt Lake City, UT 84151                Fax: 362-0025
     Fax: 801-596-2814

          Re: Meadow Valley Corporation and RMI Enterprises, LLC - Notice of Termination of Non-Binding Letter of Intent

     Dear Messrs. Pollak and Gabriel,

          As you are aware, this office represents Meadow Valley Corporation ("MVC"), a party to the non-binding letter of intent dated February 14, 2002 ("LOI") with RMI Enterprises, LLC ("RMI"). The Board of Directors of MVC has recently determined that the LOI transaction will not be approved in the best interests of MVC and its shareholders. This letter will constitute a notice of termination of the LOI, effective immediately.

          MVC will be issuing a press release and/or public statement later today regarding termination of the LOI, as required by its statutory public disclosure obligations. I will contact your offices by telephone prior to the press release and/or public statement to discuss its content.

          The information received by RMI, its agents, affiliates and principals, should remain confidential pursuant to paragraph 15 of the LOI. RMI should promptly return all documents, records, information and written material received pursuant to paragraph 8 of the LOI to Brad Larson, President and CEO of MVC, RMI, its agents, affiliates and principals should not retain any copies or summaries thereof.

          The Board of Directors' decision to terminate the LOI was primarily based upon their conclusions that the RMI purchase offer significantly undervalued the stock and business assets of Ready Mix, Inc.; that MVC could not obtain a clean opinion of legal counsel acceptable to the Board certifying that the transaction would fully conform to Nevada laws; and MVC has entered into a definitive agreement with a third party for the acquisition of certain MVC assets unrelated to the subject matter of the LOI, which the Board has determined will be more beneficial to MVC and its shareholders under the circumstances.

          If you have any questions, please contact me.

                                                  Sincerely,

                                                  /s/ Kevin B. Christensen, Esq.


cc:       Lionel, Sawyer & Collins (Mark Goldstein)
          Meadow Valley Corporation (Brad Larson)

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